Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 (the “Registration Statement”) of our letter dated April 22, 2024 relating to our report of Aera Energy, LLC and Aera Energy Services Company’s proved oil and gas reserves as of December 31, 2023. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chairman and Chief Executive Officer

Houston, Texas

August 5, 2024